Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

TimkenSteel Corporation Voluntary Investment Pension Plan
Canton, Ohio
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-197079) of TimkenSteel Corporation of our report dated June 28, 2017, relating to the financial statements and supplemental schedule of TimkenSteel Corporation Voluntary Investment Pension Plan, which appear in this Form 11-K for the year ended December 31, 2017.

/s/BDO USA, LLP

Cleveland, Ohio
June 22, 2018